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                                                                   Exhibit (15)






Securities and Exchange Commission
450 Fifth Street N.W.
Washington, DC 10549



         RE: Ecolab Inc. Registration Statements on Form S-8 (Registration Nos. 2-60010; 2-74944; 33-1664; 33-41828; 2-90702; 33-18202;
                  33-55986; 33-56101; 333-95043; 33-26241; 33-34000; 33-56151;
                  333-18627; 33-39228; 33-56125; 333-70835; 33-60266; 333-95041;
                  33-65364; 33-59431; 333-18617; 333-79449; 333-21167;
                  333-79449; 333-35519; 333-40239; 333-95037; 333-50969; and
                  333-62183) and Registration Statements on Form S-3 of Ecolab Inc. (Registration Nos. 333-14771 and 333-35378).

Commissioners:

We are aware that our report, dated October 19, 2000, on our reviews of the consolidated interim financial information of Ecolab Inc. for the periods ended September 30, 2000 and 1999 and included in the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2000, is incorporated by reference in Ecolab Inc.'s Registration Statements listed above.

Yours very truly,



/s/PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP

November 6, 2000